Exhibit 99.1

FORM OF VOTING AND NON-COMPETITION AGREEMENT

This Voting and Non-Competition Agreement (the “Agreement”), dated as of January 9, 2017, is entered into by and among Coast, a Washington corporation (“Parent”), Pool, an Oregon corporation (the “Company”), and the member of the board of directors of the Company (the “Company Board”) whose name appears on the signature page hereto (the “Director”).

RECITALS

A.	Pursuant to the terms of the Agreement and Plan of Merger (as the same may be amended or supplemented, the “Merger Agreement”), dated as of the date hereof, among Parent, the Company, and from and after its accession to the Merger Agreement in accordance with the terms thereof, Merger Sub, an Oregon corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub will merge with and into the Company (the “First Merger”), with the Company as the surviving corporation in the First Merger (sometimes hereafter referred to as the “Surviving Corporation”). Immediately following the First Merger, the Surviving Corporation will merge with and into Parent (the “Subsequent Merger”), with Parent as the surviving entity, and immediately following the Subsequent Merger, Pool Bank, an Oregon state-chartered bank and wholly-owned subsidiary of the Company (“Pool Bank”), will merge with and into Coast Bank, a Washington state-chartered bank and wholly-owned subsidiary of Parent (“Coast Bank”) with Coast Bank as the surviving bank (together with the Merger and Subsequent Merger, the “Mergers”).

B.	The parties to this Agreement believe that the future success and profitability of Parent and its Subsidiaries following the Mergers (the “Combined Company”) requires that the Director be subject to the restrictions set forth herein with respect to competitive activities following the Effective Time as set forth herein.

C.	As an inducement and a condition to Parent entering into the Merger Agreement, Parent has required that the Director, in his or her capacity as a shareholder of the Company, enter into this Agreement to make more likely the approval of the Merger Agreement by the requisite vote of the Company’s shareholders, to minimize the risk that Parent will lose the benefit of the goodwill and other assets being acquired by it, and to protect the trade secrets and other confidential and proprietary information of the Company known to the Director and being acquired by Parent.

AGREEMENT

In consideration of each of Parent’s and the Company’s performance under the Merger Agreement, the Director hereby agrees as follows:

1.    Definitions. Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Agreement:

(a)    Competing Business. “Competing Business” means any depository, wealth management or trust business company or holding company thereof (including without limitation, any start-up bank or bank in formation) operating anywhere within the Covered Area.

(b)    Covered Area. “Covered Area” means the State of Washington and the State of Oregon.

(c)    Term. “Term” means the period of time beginning on the Effective Time and ending two (2) years after the Effective Time.

2.    Effectiveness. If the Merger Agreement is terminated for any reason in accordance with its terms, this Agreement (other than Sections 5 and 6 and Sections 17 through 24) shall automatically terminate and be null and void and of no effect.

3.    No Solicitation. During the Term, the Director will not, directly or indirectly, either for him/her self or any other Person, (a) solicit or induce, or attempt to solicit or induce (i) any employees or independent contractors (or any former employees or independent contractors who were employees or independent contractors of Parent, the Company or the Combined Company within the six months preceding such solicitation) of Parent, the Company or the Combined Company to participate, as an employee or otherwise, in any manner in a Competing Business, (ii) any customers, business partners or joint venturers of Parent, the Company or the Combined Company to transfer their business to a Competing Business or to reduce their business or cease conducting business with Parent, the Company or the Combined Company, or (iii) the termination of an employment or contractual relationship between Parent, the Company or the Combined Company and any employee, independent contractor, customer, business partner or joint venturer, (b) hire any Person then employed by the Combined Company, or who was employed by Parent, the Company, the Combined Company or any of their respective Subsidiaries at any time prior to the Effective Time or during the Term; provided, however, the Director shall not be prohibited from, directly or indirectly, hiring (or engaging as an independent contractor) for him/her self and not in contravention of Section 4 of this Agreement, former employees of the Company, Parent or the Combined Company if such employees were terminated by Parent, the Company or the Combined Company, a period of one-hundred twenty (120) days from the date of such former employee’s termination has passed and whom neither the Director nor any Person acting on behalf of the Director, directly or indirectly solicited following the date hereof or (c) in any other way interfere with or disrupt the Combined Company’s relationship with any of its employees, independent contractors, customers, business partners or joint venturers. Solicitation prohibited under this Section 3 includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications but shall not include general solicitations of any kind which are not specifically targeted at any Persons described in clauses (a)(i), (ii) and (iii), above.

4.    Participation in Competing Business. Except as provided in Section 7 and Section 8, during the Term, the Director will not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including without limitation as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, trustee, employee, advisor, consultant, agent, or representative, or otherwise become involved in any manner in the organization, pre-opening phases, or the formation of a Competing Business; provided that, for the avoidance of doubt, the restrictions set forth herein shall not prevent the Director from utilizing the services of any Competing Business.

5.    Confidential Information. From and after the date of this Agreement, the Director shall not at any time, directly or indirectly, divulge, reveal or communicate any Confidential Information of Parent, the Company or their respective Subsidiaries obtained by such Person while serving as a director of the Company or Pool Bank to any Person, or use any Confidential Information for his or her own benefit or for the benefit of any other Person except in accordance with a judicial or other governmental order in compliance with Section 6. For purposes of this Agreement, “Confidential Information” shall include (a) all secrets and other confidential information, ideas, knowledge, knowhow, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, customers, lists of customers and prospective customers, broker lists, potential brokers, rate sheets, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans, and proposals otherwise pertaining to same, with respect to Parent, the Company, the Combined Company or their respective Subsidiaries, plus any non-public personal information on any present or past customer or client of the Company, Pool Bank or the Combined Company. For purposes of this Agreement, “Confidential Information” does not include (a) information that is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Director; (b) information that was in the Director’s possession prior to serving as a director or information received by the Director from another Person without any limitations on disclosure, but only if the Director had no reason to believe that the other Person was prohibited from using or disclosing the information by a contractual or fiduciary obligation; or (c) information that was independently developed by the Director without using any Confidential Information of Parent, the Company, the Combined Company or their respective Subsidiaries.

6.    Legally Required Disclosure. If the Director is requested or required by any tribunal or government agency (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process), to disclose any Confidential Information that would violate the other provisions of this Agreement, the Director shall provide Parent with prompt notice of any such request or requirement and shall provide, at Parent’s expense, such reasonable cooperation as Parent may request so that Parent may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement as it would apply to such requested or required disclosure. If, in the absence of a protective order or other remedy or the receipt of a written waiver from Parent, the Director is nonetheless legally compelled to disclose Confidential Information to any tribunal or government agency, the Director may, without liability hereunder, disclose to such tribunal or government agency only that portion of Confidential Information which is legally required to be disclosed; provided that the Director exercises his or her reasonable efforts to preserve the confidentiality of such Confidential Information, including, without limitation, by reasonably cooperating with Parent, at Parent’s expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such Confidential Information by such tribunal or government agency.

7.    Outside Covered Area; Requests for Waivers or Permission. Nothing in this Agreement prevents the Director from becoming involved with, as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, trustee, employee, consultant, agent, representative, or otherwise, with a Competing Business that has no places of business or other operations in the Covered Area. Prior to engaging in any manner in a Competing Business, the Director may request in writing that Parent waive the restrictions set forth in this Agreement with respect to a particular proposed activity. If Parent determines, in its sole discretion, that such activity is acceptable, Parent shall provide the Director with a written consent to engage in such activity, and such activity shall thereafter not be a Competing Business.

8.    Passive Interest. Nothing in this Agreement prevents the Director from passively owning, directly or indirectly, individually or in the aggregate (including without limitation by being a member of a group within the meaning of Rule 13d-5 under the Exchange Act), 3% or less of any class of security of a Competing Business or securities of any Competing Business that has a class of securities registered pursuant to the Exchange Act.

9.    Reasonableness of Restrictions. The Director acknowledges and represents that the covenants set forth above represent only a limited restraint and allow the Director to pursue his or her occupation without unreasonable or unfair restrictions. The Director acknowledges that the limitations of length of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Company and Parent are engaged in a highly competitive industry, (B) the Director has had unique access to the trade secrets and know-how of the Company and Parent, including the plans and strategy (and, in particular, the competitive strategy) of the Combined Company, and (C) this Agreement provides no more protection than is necessary to protect Parent’s interests in the Company’s goodwill, trade secrets and Confidential Information.

10.    Voting Agreement. From the date hereof until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (such period, the “Support Period”), the Director agrees that at any shareholder meeting of the Company to approve the Merger Agreement or any related transaction, or any adjournment or postponement thereof, the Director shall be present (in person or by proxy) and shall vote (or cause to be voted) all shares of capital stock of the Company, owned of record or beneficially, directly or indirectly, by the Director, entitled to vote at such meeting (together, “Owned Shares”): (a) in favor of approval of (1) the Merger Agreement and the transactions contemplated thereby, (2) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (3) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against any action or agreement submitted for approval to the shareholders of the Company that would (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (2) result in any of the conditions to the consummation of the First Merger under the Merger Agreement not being fulfilled, (3) be in competition with or opposition to the Merger Agreement or the First Merger, (4) be a Company Acquisition Proposal, or (5) impair the ability of Parent to complete the First Merger, the ability of the Company to complete the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement; provided, that the foregoing applies solely to the Director in his or her capacity as a shareholder of the Company, and nothing in this Agreement shall prevent the Director from discharging his or her fiduciary duties with respect to his or her role on the Company Board.

11.    Director Representations and Warranties. The Director hereby represents, covenants and agrees that, except for this Agreement, he or she (i) has not entered into, and shall not enter during the Support Period, any pledge, voting agreement or voting trust with respect to any Owned Shares, (ii) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to any Owned Shares except any proxy to carry out the intent of this Agreement, and (iii) has not taken and shall not take any action that would have the effect of preventing or disabling the Director from performing any of his or her obligations under this Agreement. The Director hereby represents that he or she (1) owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) the Owned Shares and has good and valid title thereto free and clear of all Liens (other than restrictions on transfer under applicable securities laws), (2) has sole voting power, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws, community property laws and the terms of this Agreement; and (3) has all requisite power, authority and legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly and validly executed and delivered by the Director and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Director, enforceable against the Director in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally. The Director further represents and warrants that the execution, delivery and performance of this Agreement and the compliance with the provisions hereof do not and will not (x) constitute or result in a breach or violation of, a default (or event which, with notice or lapse of time or both, would become a default) under, give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any property or asset of the Director pursuant to any agreement, indenture, instrument, law, rule or regulation, judgment, decree, order, governmental permit, writ, injunction, or applicable license, to which the Director is a party or by which the Director or any property or asset of the Director is bound or affected, or (y) require any permit, authorization, consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

12.    Transfer Restrictions Prior to First Merger. The Director will not, directly or indirectly, during the Support Period, except in respect of the First Merger and receiving the Merger Consideration: (i) sell, transfer, gift, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic or voting consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (each a “Transfer”), (ii) grant any proxies, or enter into any contract, arrangement or understanding with respect to a Transfer of the Owned Shares, as applicable, or (iii) take any other action, that would materially restrict, limit or interfere with the performance of the Director’s obligations hereunder; provided that nothing herein shall prohibit the Director from (a) Transfers for estate planning or philanthropic purposes so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement or (b) disposing of or surrendering Owned Shares to the Company in connection with the vesting, settlement or exercise of Company Stock Options, Company RSUs, Company Restricted Shares or Company SARs for the payment of taxes thereon or, in respect of Company Stock Options or Company SARs, the exercise or reference price thereon.

13.    Resignation from the Company and Pool Bank Boards of Directors. The Director hereby tenders his or her resignation from the Company Board and of board of directors of Pool Bank subject to and effective upon the Effective Time.

14.    Expenses. Except as otherwise may be agreed in writing or otherwise set forth in this Agreement, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.

15.    Entire Agreement. This Agreement is irrevocable. The recitals are incorporated as a part of this Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

16.    Assignment; Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned or otherwise transferred by operation of law or otherwise without the prior written consent of the other parties hereto and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect; provided, however, that the rights under this Agreement are assignable by Parent to a majority-owned affiliate or any successor-in-interest in an internal reorganization or similar transaction. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto.

17.    Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Parent would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by the Director of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Parent may be entitled (including monetary damages), Parent shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. The Director further agrees that neither Parent nor any other Person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and the Director irrevocably waives any right he or she may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

18.    Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Washington. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that he, she or it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

19.    WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

20.    Reformation. If any court determines that the restrictions set forth in Section 3 or Section 4 of this Agreement are unenforceable, then the parties request such court to reform those provisions to the maximum restrictions, term, scope or geographic area that such court finds enforceable.

21.    Severability. Whenever possible, each provision or portion of any provision of this Agreement, including Section 3 and Section 4, will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

22.    Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent and the Director to be bound by such amendment, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

23.    Counterparts. The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

24.    Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

[signature pages follow]

SIGNED as of the date first set forth above:

Pacific Continental Corporation		Columbia Banking System, Inc.

By		By

	President & Chief Executive Officer		President & Chief Executive Officer

Additional Signatures on Next Page

[Signature Page to Voting and Non-Competition Agreement]

DIRECTOR:

[Signature Page to Voting and Non-Competition Agreement]